UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

UNITY BIOTECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITY BIOTECHNOLOGY, INC.
285 East Grand Ave.
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2024

To the Stockholders of Unity Biotechnology, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Unity Biotechnology, Inc., a Delaware corporation (the “Company”), will be held on June 21, 2024, at 9:00 a.m. PT. We are holding a virtual-only meeting to provide ease of access, real-time communication, and cost savings for our stockholders and our Company. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/UBX2024 by using the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.

The Annual Meeting will be held for the following purposes:

1.
To elect two Class III directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected;
2.
To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;
3.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“say-on-pay vote”);
4.
To approve, on an advisory (non-binding) basis, the frequency of future advisory say-on-pay votes; and
5.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 23, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; FOR the compensation of our named executive officers, as described in Proposal No. 3 of the Proxy Statement; and “ONE YEAR” for the frequency of future say-on-pay votes, as described in Proposal No. 4 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors /s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D. Chief Executive Officer
South San Francisco, California April 26, 2024

UNITY BIOTECHNOLOGY, INC.
285 East Grand Ave.
South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

JUNE 21, 2024

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Unity Biotechnology, Inc. (referred to herein as the “Company”, “Unity”, “we”, “us”, or “our”), is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 21, 2024, at 9:00 a.m. local time, virtually at www.virtualshareholdermeeting.com/UBX2024. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•
This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•
The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 23, 2024 (the “Record Date”) for the first time on or about April 26, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial Information” section of our website at http://ir.unitybiotechnology.com/investor-relations.

The only outstanding voting securities of Unity are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 16,786,647 shares outstanding as of the Record Date (excluding any treasury shares). The holders of one-third in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, are required to hold the Annual Meeting.

On October 19, 2022, we effected a 1-for-10 reverse stock split of all issued and outstanding shares of our common stock. Proportionate adjustments were made to the exercise prices and the number of shares underlying our outstanding equity awards, as applicable, and warrants exercisable for shares of common stock, as well as to the number of shares issuable under our equity incentive plans and certain existing agreements. This Proxy Statement reflects our reverse stock split.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting, and accompanying Proxy Card will be first made available for access by our stockholders on or about April 26, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 16,786,647 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on four proposals:

•
Proposal 1—the election of two Class III directors to hold office until our 2027 annual meeting of stockholders or until their successors are elected;
•
Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2024;
•
Proposal 3—the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (“say-on-pay vote”); and
•
Proposal 4—the approval, on an advisory (non-binding) basis, of the frequency of future advisory say-on-pay votes.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?
•
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.
•
For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

•
For Proposal 3, you may either vote “For” or “Against” or abstain from voting.
•
For Proposal 4, you may vote for “One Year,” “Two Years,” “Three Years,” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual Annual Meeting. Alternatively, you may vote by proxy, by using the accompanying Proxy Card, over the internet, or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.

•
To vote by attending the virtual Annual Meeting, vote your shares at www.virtualshareholdermeeting.com/UBX2024 during the Annual Meeting. You will need the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials. For additional details on the virtual meeting, please see page 6 of this Proxy Statement.
•
To vote using the Proxy Card, simply complete, sign, and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.
•
To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•
To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”), has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals (except for Proposal 4), with respect to Proposals 2, 3, and 4, “Against” votes (except for Proposal 4), abstentions, and broker non-votes, and with respect to Proposal 4, "One Year", "Two Years", and "Three Years" votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ or ‘non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee, or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to exist in connection with Proposal 2. The election of directors, the advisory vote on the compensation of our named executive officers, and the advisory vote on the frequency of future advisory say-on-pay votes (Proposals 1, 3, and 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, there may be broker non-votes on Proposals 1, 3, and 4.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the two nominees receiving the highest number of “For” votes will be elected. “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal, and therefore, we do not expect any broker non-votes.

With respect to Proposal 3, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes will have no effect on the results of this vote.

With respect to Proposal 4, this proposal provides for a choice among three frequency periods—every "One Year", every "Two Years", or every "Three Years". The choice that receives the majority of the votes cast (excluding abstentions and broker non-votes) will be deemed the frequency approved, on an advisory basis, by our stockholders. If no frequency receives the majority of the votes cast on this proposal, then we will consider the option of "One Year", "Two Years", or "Three Years" that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the results of this vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•
“For” the election of each of the two nominees for director;
•
“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
•
“For” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (“say-on-pay vote”); and

•
“ONE YEAR” as the frequency of approval, on an advisory (non-binding) basis, of future advisory say-on-pay votes.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy with a later date.
•
You may send a written notice that you are revoking your proxy to our Corporate Secretary at Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.
•
You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. local time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/UBX2024 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/UBX2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources, and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2024, to our Corporate Secretary at Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080; provided that if the date of the annual meeting is more than 30 days from June 21, 2025, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 21, 2025, and March 23, 2025; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 21, 2025, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of one-third in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares during the Annual Meeting or by proxy. On the Record Date, there were 16,786,647 shares outstanding and entitled to vote. Accordingly, 5,595,549 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the Chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being a “smaller reporting company.”

We are a “smaller reporting company” under the rules of the SEC and as such are not required to include certain information in this Proxy Statement that companies that are not “smaller reporting companies” must include, including a compensation discussion and analysis, certain compensation tables and related narrative information and pay ratio disclosure. We have elected to take advantage of such lesser disclosure requirements in presenting certain information in this Proxy Statement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight seated directors, divided into the three following classes:

•
Class I directors: Nathaniel E. David, Ph.D., Anirvan Ghosh, Ph.D. and Gilmore O’Neill, M.B., whose current terms will expire at the annual meeting of stockholders to be held in 2025;
•
Class II directors: Paul L. Berns, Michael P. Samar and Camille D. Samuels, whose current terms will expire at the annual meeting of stockholders to be held in 2026; and
•
Class III directors: Keith R. Leonard Jr. and Margo R. Roberts, Ph.D., whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Mr. Leonard and Dr. Roberts have been nominated to serve as Class III directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class III nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 23, 2024, and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2025 Annual Meeting of Stockholders
Anirvan Ghosh, Ph.D.	60	Chief Executive Officer and Director	2020
Nathaniel E. David, Ph.D.(2)(4)	56	Director	2011
Gilmore O’Neill, M.B.(4)	59	Director	2020

Class II Directors whose terms expire at the 2026 Annual Meeting of Stockholders
Paul L. Berns(1)(2)	57	Director	2018
Michael P. Samar(1)(2)	51	Director	2022
Camille D. Samuels(1)(3)	52	Director	2015

Class III Directors whose terms expire at the Annual Meeting
Keith R. Leonard Jr.	62	Chairman and Director	2016
Margo R. Roberts, Ph.D.(3)(4)	69	Director	2018

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Corporate Governance Committee.

(4) Member of the Science Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders
Keith R. Leonard Jr. has served as our Chairman since January 2016 and served as our Chief Executive Officer from October 2016 to March 2020. Mr. Leonard was a co-founder of and served as President and Chief Executive Officer of KYTHERA Biopharmaceuticals, Inc., a biopharmaceutical company from August 2005 until its acquisition by Allergan plc in October 2015. Prior to that, Mr. Leonard held roles of increasing responsibility at Amgen Inc. (NASDAQ: AMGN) from October 1991 to November 2004, including as Senior Vice President and General Manager of Amgen Europe. Mr. Leonard currently serves on the board of directors of Arcutis Biotherapeutics, Inc. (NASDAQ: ARQT), a biopharmaceutical company and Intuitive Surgical, Inc. (NASDAQ: ISRG), a medical device company. He previously served on the boards of directors of Sienna Biopharmaceuticals, Inc., a public biopharmaceutical company, Affymax, Inc., a public biotechnology company, Anacor Pharmaceuticals, Inc., a public biopharmaceutical company which was acquired by Pfizer Inc. in 2016, ARYx Therapeutics, Inc., a public biopharmaceutical company, and Sanifit Laboratories S.A. Mr. Leonard was formerly an active-duty officer in the United States Navy. Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe that Mr. Leonard is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life sciences industry, as well as experience as a director of public companies.
Margo R. Roberts, Ph.D. has served as a member of our board of directors since December 2018. Most recently, Dr. Roberts served as Chief Scientific Officer at Lyell Immunopharma, Inc. from January 2019 to January 2021. Previously, Dr. Roberts served in multiple roles at Kite Pharma Inc. (NASDAQ: KITE), a biopharmaceutical company acquired by Gilead in October 2017, including most recently as Senior Vice President of Discovery Research and Chief Scientific Officer from August 2011 to July 2018. Prior to that, Dr. Roberts served in multiple roles, including as Principal Scientist and Director of Immune and Cell Therapy, at Cell Genesys, Inc., a biotechnology company, from January 1990 to December 1998. Dr. Roberts has also served as an associate professor at the University of Virginia from 1999 to 2011. Dr. Roberts previously served as a member of the board of Celyad SA (NASDAQ: CYAD), a biotechnology and manufacturing services company, and InsTIL Bio Inc, a private biotechnology company focused on cellular manufacturing in oncology, and currently serves on the board of Appia Bio, a private biotechnology company focused on developing allogeneic cell therapies. Dr.

Roberts received both her Bachelor of Science degree with honors and her Ph.D. degree from the University of Leeds in England. We believe that Dr. Roberts is qualified to serve on our board of directors because of her extensive experience as an executive in the biopharmaceutical industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Anirvan Ghosh, Ph.D. has served as our Chief Executive Officer since March 2020. Prior to joining as our Chief Executive Officer, Dr. Ghosh held a number of executive leadership roles at leading biotechnology companies, as well as senior roles in premier academic institutions. From April 2017 to March 2020, Dr. Ghosh served as the Senior Vice President, Head of Research and Early Development at Biogen Inc. (NASDAQ: BIIB), a biotechnology company. In that role, Dr. Ghosh had accountability for the research and early clinical development portfolio of programs for all therapeutic areas, including ophthalmology, neuroscience, and immunology. Dr. Ghosh served as the Chief Scientific Officer at E-Scape Bio, a venture-backed private biopharmaceutical company, from May 2016 to April 2017. Prior to that, Dr. Ghosh served as the Global Head and Vice President of Neuroscience Discovery and Biomarkers at Roche Pharmaceuticals from July 2011 to April 2016. Prior to that, Dr. Ghosh held roles of increasing responsibility at The Johns Hopkins School of Medicine and University of California at San Diego (UCSD). After completing his postdoctoral research at Harvard Medical School, Dr. Ghosh was recruited to be on the faculty at Johns Hopkins, where he led a research lab from 1995 to 2003. In 2003, Dr. Ghosh was recruited to UCSD as the Stephen Kuffler Professor in the Division of Biology and served as chair of Neurobiology from 2008 to 2011. Dr. Ghosh received a B.S. with honors in Physics from the California Institute of Technology and a Ph.D. in Neuroscience from Stanford University. We believe that Dr. Ghosh is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life sciences industry.

Nathaniel E. David, Ph.D. is our co-founder and has served as a member of our board of directors since its inception in November 2011, our President from January 2016 to December 2020, and as our Chief Executive Officer from our inception until January 2016. Dr. David was a co-founder of and served as Chief Science Officer of KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) from January 2005 to September 2009 and as a member of the board of directors from its inception until its acquisition by Allergan plc in October 2015. He was a co-founder and from 1999 to 2003 was Director of Business Development of Syrrx, Inc., a biotechnology company which was acquired by Takeda Pharmaceutical Company Limited, a public pharmaceutical company. Dr. David was also a co-founder of Achaogen, Inc., a public biotechnology company, and Sapphire Energy, Inc., an energy company. Dr. David previously served on the board of trustees of the Buck Institute for Research on Aging, and on the board of directors of Sapphire Energy, Inc., and currently serves as a Chief Executive Officer and director of Jupiter Bioventures, LLC, and as director of Cavalry Biosciences, Inc., Jocasta Neurosciences, Inc., and Congruence Therapeutics, Inc., all private biotechnology companies. Dr. David received an A.B. in Biology from Harvard University and a Ph.D. in Molecular and Cellular Biology from the University of California, Berkeley. We believe that Dr. David is qualified to serve on our board of directors due to his extensive scientific and operational background gained as a research scientist, founder, and executive focused on life sciences and pharmaceutical companies.

Gilmore O’Neill, M.B. has served as a member of our board of directors since December 2020. Since June 2022, Dr. O’Neill has served as president, Chief Executive Officer, and director of Editas Medicine, Inc. (NASDAQ: EDIT). Previously, he served as Chief Medical Officer and Executive Vice President, Research & Development at Sarepta Therapeutics, Inc. (NASDAQ: SRPT) from June 2018 to November 2021. Prior to joining Sarepta, Dr. O’Neill served as the Senior Vice President, Late-Stage Clinical Development of Biogen Inc. (NASDAQ: BIIB) from November 2016 to June 2018. At Biogen, Dr. O’Neill also served as Senior Vice President, Drug Innovation Units from October 2015 to November 2016. From June 2014 to October 2015, Dr. O’Neill served as Vice President, MS Franchise & Head, Multiple Sclerosis Research & Development at Biogen. Prior to this role, Dr. O’Neill served in numerous roles at Biogen since he joined the company in April 2003, including Vice President, Global Neurology Clinical Development, Vice President, Global Late-Stage Clinical Development and Vice President, Experimental Neurology (Early Stage). Dr. O’Neill is licensed to practice medicine in the state of Massachusetts. He is a member of the American Academy of Neurology and a board-certified neurologist (ABPN). Dr. O’Neill is formerly Chief Resident in Neurology at the Massachusetts General Hospital (MGH) and served, until recently, as a Clinical Instructor in Neurology at Harvard Medical School. From 1997 to 2015, Dr. O’Neill served as a clinical instructor in neurology at Harvard Medical School. He also serves on the board of directors of the Massachusetts Biotechnology Council (MassBio) and previously served on the board of directors of Aptinyx Inc. (NASDAQ: APTX). Dr. O’Neill received a Bachelor of Medicine degree from University College Dublin and a Master of Medical Sciences degree from Harvard University. We believe that Dr. O’Neill is qualified to serve on our board of directors due to his extensive experience in biopharmaceutical industry and his medical background.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Paul L. Berns has served as a member of our board of directors since March 2018. Mr. Berns has served as Chairman of the Board of Neumora Therapeutics, Inc. since November 2019 and served as its Chief Executive Officer from November 2019 to July 2023. He has been a member of ARCH Venture Partners since August 2018. Mr. Berns was a consultant to the pharmaceutical industry from July 2016 to August 2018, from August 2012 to March 2014, and from July 2005 to March 2006. From March 2014 to June 2016, Mr. Berns served as President and Chief Executive Officer and Chairman of the Board at Anacor Pharmaceuticals, Inc., a

biopharmaceutical company, which was acquired by Pfizer Inc. in 2016. Previously, Mr. Berns served as President and Chief Executive Officer of Allos Therapeutics, Inc., a biopharmaceutical company, from March 2006 to September 2012, when it was acquired by Spectrum Pharmaceuticals, Inc. Mr. Berns was President and Chief Executive Officer of Bone Care International, Inc., a specialty pharmaceutical company, from June 2002 to July 2005, when it was acquired by Genzyme Corporation. Prior to that, Mr. Berns was Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories (NYSE: ABT) from 2001 to 2002, and from 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, when it was acquired by Abbott Laboratories in 2001. Earlier in his career, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company from 1990 to 2000. Mr. Berns is currently a board member of the privately held company, HI Bio (since March 2021), the privately held company, Epirium Bio, Inc. (since July 2019), and the privately held company, Metsera (since March 2023). Mr. Berns is also the chairman of the board of the privately held company Happy AI (since July 2019). Mr. Berns previously served on the boards of Jazz Pharmaceuticals, PLC (NASDAQ: JAZZ) (from April 2010 to July 2021), MC2 Therapeutics (from May 2017 to January 2020), Menlo Therapeutics, Inc. (from November 2017 to March 2020), Anacor Pharmaceuticals, Inc. (from June 2012 to June 2016), XenoPort, Inc. (from November 2005 to May 2016), Allos Therapeutics, Inc. (from March 2006 to September 2012), Bone Care International, Inc. (from June 2002 to July 2005), EQRx, Inc. (NASDAQ: EQRX) (from January 2020 to November 2023). Mr. Berns received a B.S. in Economics from the University of Wisconsin. We believe that Mr. Berns is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry and his service as a director of a number of public pharmaceutical companies.

Michael P. Samar has served as a member of our board of directors since May 2022. Mr. Samar has served as Chief Financial Officer at Windgap Medical, Inc. since December 2022. Between January 2017 and August 2022, he served in senior leadership positions including as Chief Financial Officer at Assembly Biosciences from July 2021 to August 2022. Prior to being named CFO at Assembly Biosciences, he served as the company’s Senior Vice President of Finance and Business Operations. Previously, Mr. Samar was Vice President of Finance and Site Head for the South San Francisco facility at Acorda Therapeutics (formerly Biotie Therapies). In earlier positions, he served as Director, Financial Planning and Analysis at Onyx Pharmaceuticals, Senior Finance Director, Global Planning and Analysis at Agennix (formerly GPC Biotech), and roles of increasing responsibility within finance at Johnson & Johnson Pharmaceutical Research & Development. Mr. Samar received an M.B.A. from Villanova University and a B.S.B.A. in finance from Bryant University. He also serves as Treasurer on the Board of OUTbio, Inc., a non-profit organization for LGBTQ+ professionals in the biotech and related industries. We believe that Mr. Samar is qualified to serve on our board of directors due to his extensive experience, including in finance and operations, in the biopharmaceutical industry.

Camille D. Samuels has served as a member of our board of directors since March 2015. Ms. Samuels has been a Partner at Venrock, a venture capital firm, since May 2014. Prior to that, she served as a Managing Director of Versant Ventures, a life sciences venture capital firm, from February 2000 to December 2012. She previously served as a board member or a board observer on other public and private healthcare companies, including Corvidia Therapeutics, Inc., which was acquired by Novo Nordisk, Fluidigm Corporation (NASDAQ: FLDM), Genomic Health, Inc. (NASDAQ: GHDX), KYTHERA Biopharmaceuticals (NASDAQ: KYTH – acquired by Allergan), Novacardia, Inc., which was acquired by Merck & Co., Inc., ParAllele BioScience, Inc., REGENXBIO (NASDAQ: RGNX), and Syrrx. Prior to her venture career, Ms. Samuels held business development and strategic planning roles at Tularik Inc., a public biotechnology company, acquired by Amgen, as well as Genzyme Corporation (now part of Sanofi). Ms. Samuels received a B.A. in Biology from Duke University and an M.B.A. from Harvard Business School, both with high distinction. We believe that Ms. Samuels is qualified to serve on our board of directors due to her extensive experience investing in biotechnology companies and her experience on boards of directors in numerous companies in the healthcare industry, public and private.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. EY has served as the Company’s independent registered public accounting firm since 2017. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred for services related to the fiscal years ended December 31, 2023 and 2022, by EY, our independent registered public accounting firm.

	Year Ended December 31,
	2023	2022
	(In thousands)
Audit Fees(1)	$1,314	$1,461
Tax Fees(2)	39	37
Audit-Related Fees	—	—
All Other Fees(3)	2	2
Total Fees	$1,355	$1,500

(1)
Audit fees are for professional services rendered for the audits of our financial statements for the years ending December 31, 2023 and 2022; reviews of quarterly financial statements; professional services rendered in connection with our registration statements and securities offerings.
(2)
Tax fees include fees for tax compliance, tax advice, and tax planning.
(3)
All Other Fees consist of fees billed in the indicated year for an annual subscription to EY’s online resource library.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by EY would not affect their independence.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at http://ir.unitybiotechnology.com/investor-relations.

The Audit Committee approved all of the audit, audit-related, tax, and other services provided by EY for the fiscal year ended December 31, 2023 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Unity under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.unitybiotechnology.com/investor-relations. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Unity’s audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, the audit committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such appointment by the stockholders.

Audit Committee Michael P. Samar, Chair Paul L. Berns Camille D. Samuels

PROPOSAL NO. 3

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a‑21 under the Exchange Act, the Company requests that our stockholders cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal and vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation Tables” sections of this Proxy Statement for additional detail regarding the compensation of our named executive officers.

As an advisory approval, this proposal is not binding upon us, our board of directors or our Compensation Committee, which are responsible for the design and administration of our executive compensation program. However, we, our board of directors and our Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal and will carefully consider stockholder feedback and the results of say-on-pay votes when making future compensation decisions. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of UNITY Biotechnology, Inc. approve, on an advisory (non-binding) basis, the compensation of UNITY Biotechnology, Inc.’s named executive officers as disclosed in UNITY Biotechnology, Inc.’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive Compensation,” the 2023 Summary Compensation Table and other related tables and disclosures.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a‑21 under the Exchange Act, we are requesting that our stockholders cast an advisory, non-binding vote regarding the frequency with which we should include in future annual proxy statements a say-on-pay vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS, or abstaining. This vote is not a vote to approve or disapprove of the board of directors’ recommendation, but rather, stockholders are being asked to express their preference regarding the frequency of future advisory say-on-pay votes.

We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory, non-binding basis, on the most recent executive compensation information that is presented in our proxy statement, which will provide a more continuous and meaningful communication between us and our stockholders on the compensation of our named executive officers. Soliciting an annual vote on executive compensation furthers our goal to receive frequent input from our stockholders on corporate governance matters, and to engage in and further dialogue with our stockholders related to our general executive compensation approach, policies and philosophy.

This “say-on-frequency” vote is advisory, and therefore not binding on us, our board of directors or our Compensation Committee. However, our board of directors and our Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding how often they should have the opportunity to approve our executive compensation programs.

The frequency that receives the affirmative vote of the majority of the votes cast at the 2024 Annual Meeting of Stockholders will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN ANNUAL (ONE YEAR) FREQUENCY OF FUTURE SAY-ON-PAY VOTES.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, directors, and consultants, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.unitybiotechnology.com/investor-relations. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://ir.unitybiotechnology.com/investor-relations.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Ghosh, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Ghosh is not considered independent, because he is an employee of Unity. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Leonard currently serves as the Chairman of our Board, and Mr. Berns currently serves as the lead independent director of the Board. All of our directors are encouraged to make suggestions for agenda items and pre-meeting materials for meetings of the Board of Directors. In addition, in his role as lead independent director, Mr. Berns presides over the executive sessions of the Board in which our Chief Executive Officer does not participate and serves as a liaison to management on behalf of the independent members of the Board of Directors.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations, or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, as well as cybersecurity and other information technology risks. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•
reviews and approves all related party transactions on an ongoing basis;
•
establishes procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•
discusses on a periodic basis, or as appropriate, with management the Company’s policies and procedures with respect to risk assessment and risk management;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
annually reviews and assesses internal controls and treasury functions including cash management procedures;
•
investigates any reports received through the ethics helpline and reports to the Board periodically with respect to the information received through the ethics helpline and any related investigations;
•
reviews our critical accounting policies and estimates; and
•
reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are Paul L. Berns, Michael P. Samar, and Camille D. Samuels. Mr. Samar serves as the Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Samar is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Messrs. Berns and Samar and Ms. Samuels are independent under the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation of and benefits for our officers and employees. The Compensation Committee approves or recommends to our Board corporate goals and objectives relevant to the compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

The current members of our Compensation Committee are Paul L. Berns, Nathaniel E. David, and Michael P. Samar. Mr. Berns serves as the Chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Compensation Committee has the authority to engage advisors to assist it in carrying out its responsibilities. In accordance with this authority, our Compensation Committee retained Aon's Human Capital Solutions practice, a division of Aon plc ("Aon"), to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Aon reports directly to the Compensation Committee and except as described below does not provide any non-compensation related services to the Company. The Compensation Committee reviewed the independence of Aon, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the Compensation Committee determined that the engagement of Aon does not raise any conflicts of interest or similar concerns. The Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest. In addition to the approximately $138,000 in fees we paid to Aon plc for services provided to our Compensation Committee by Aon, we also paid approximately $219,000 in fees to Aon plc during fiscal year 2023 for risk insurance policy for directors and officers and other related services. The decision to engage Aon plc for these services was made by management and considered by the Compensation Committee in its determination.

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Camille D. Samuels and Margo R. Roberts. Ms. Samuels serves as the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly-held company;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•
conflicts of interest; and
•
practical and mature business judgment.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation, and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.

Science Committee

The Science Committee reviews, evaluates, and advises the Board on the overall strategy, direction, and effectiveness of our research and development programs and related investments, and on our Company’s progress in achieving its long-term strategic research and development goals and objectives. This includes regularly reviewing and making recommendations to the Board and management with respect to the Company’s research and development pipeline, evaluating and advising the Board and management on the opportunities and risks associated with the products, programs. and technologies in which we are, or are considering, investing our research and development efforts, understanding emerging or evolving scientific or technological issues of importance to us, and assisting the Board in understanding our intellectual property position in connection with the foregoing and otherwise.

The current members of our Science Committee are Gilmore O’Neill, Margo R. Roberts, and Nathaniel E. David. Dr. O’Neill serves as the Chair of the committee.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, employees, and certain consultants. The policy prohibits our directors, officers, employees, and certain consultants and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, employee, or certain consultants to no longer have the same objectives as the Company’s other stockholders.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met thirteen times and acted by unanimous written consent four times during 2023. The Audit Committee met five times and did not act by unanimous written consent. The Compensation Committee met six times and acted by unanimous written consent four times. The Nominating and Corporate Governance Committee met once and acted by unanimous written consent once. During 2023, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at Unity Biotechnology, Inc. 285 East Grand Ave., South San Francisco, CA 94080. The Corporate Secretary will review any such communication and, if appropriate, forward them to the Board or the specified individual directors. Appropriate communications are those that relate to the responsibilities of the intended recipients as directors of the Company. Inappropriate communications include those that are commercial or frivolous in nature, or appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate. Such inappropriate communications will not be forwarded.

Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Messrs. Berns and Samar. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation−Narrative to 2023 Summary Compensation Table and Outstanding Equity Awards at 2023 Fiscal Year End.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Investor Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of shares of our convertible preferred stock, including entities with which certain of our directors are affiliated, which were outstanding prior to our initial public offering in May 2018 and which converted into shares of common stock in connection therewith. As of December 31, 2023, the holders of approximately 0.2 million shares of our common stock, including the shares of common stock issuable upon exercise of outstanding options, are entitled to rights with respect to the registration of their shares under the Securities Act.

Other Transactions

In December 2021, we entered into a licensing agreement with Jocasta Neuroscience, Inc. (“Jocasta”) pursuant to which we exclusively licensed all of our rights to UBX2089, our α-Klotho asset. A member of our board of directors, Nathaniel David, is an affiliate of Jocasta Neuroscience, Inc., where he is serving on Jocasta's board of directors. The agreement provided for an upfront fee of $5.0 million. Revenue recognized in the year ended December 31, 2021 was related to grant of license and delivery of the know-how performance obligation under the License Agreement. We recognized revenue of $0.2 million and $4.8 million for the years ended December 31, 2022 and 2021, respectively. Revenue recognized in the year ended December 31, 2023 and 2022 was related to grant of license and delivery of the know-how performance obligation under the License Agreement entered into with Jocasta in December 2021.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods, or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

We maintain a compensation program for our non-employee directors (the “Director Compensation Program”). We do not provide directors who are also our employees any additional compensation for their service as directors.

Pursuant to the Director Compensation Program, as in effect for 2023, each non-employee director receives an annual retainer of $35,000, the lead independent director receives an additional annual retainer of $25,000, the chairman receives an additional annual retainer of $35,000, and non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Science Committee	10,000	5,000

Under the Director Compensation Program, as in effect for 2023, each non-employee director elected or appointed to our Board automatically received an option to purchase 12,000 shares of our common stock upon the director’s initial appointment or election to our Board (the “Initial Director Grant”). In addition, each non-employee director serving on our Board immediately following an annual stockholder’s meeting was automatically granted an annual option to purchase 6,000 shares of our common stock on the date of such annual stockholder’s meeting (the “Annual Director Grant”), provided that the number of shares subject to the Annual Director Grant was to be prorated for any partial year of service as a non-employee director. Each option granted under the Director Compensation Program has an exercise price per share equal to the closing trading price of our common stock on the date of grant (or the immediately preceding trading day if our common stock is not traded on the date of grant). The Initial Director Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through each applicable vesting date. The Annual Director Grant will vest in full on the earlier of the first anniversary of the grant date or immediately prior to the next annual stockholders meeting, subject to continued service through the applicable vesting date. All equity awards granted to our non-employee directors under the Director Compensation Program will vest in full immediately prior to the consummation of a change in control.

In March 2024, as a result of our annual and independent review of our policy, we amended the Director Compensation Program to increase the annual retainer each non-employee director receives to $40,000 and the additional annual retainer paid to the Chair of our Compensation Committee to $12,000 and to the other members of our Compensation Committee to $6,000. We also increased the size of the Initial Director Grant to an option to purchase 20,000 shares of our common stock and increased the Annual Director Grant to an option to purchase 10,000 shares of our common stock, to align with common market practices and to attract and continue to retain top quality directors. All other terms of the Director Compensation Program remained the same.

Director Compensation Table

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2023. Dr. Ghosh served as both director and executive officer of the Company during fiscal year 2023, and he did not receive any compensation for his services as director during 2023. The 2023 compensation of Dr. Ghosh, as named executive officer, is set forth in the 2023 Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Paul L. Berns	77,500	15,198	92,698
Nathaniel E. David, Ph.D.	40,000	15,198	55,198
Keith R. Leonard, Jr.	70,000	15,198	85,198
Gilmore O’Neill, M.B.	45,000	15,198	60,198
Margo R. Roberts, Ph.D.	44,000	15,198	59,198
Michael P. Samar	55,000	15,198	70,198
Camille D. Samuels	50,500	15,198	65,698

(1)
Amounts reflect the full grant date fair value of stock options granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 14 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these amounts.

(2)
At December 31, 2023, our non-employee directors held the following outstanding option awards. None of our directors held any outstanding restricted stock awards at December 31, 2023:

Name	Shares Subject to Outstanding Options
Paul L. Berns	24,474
Nathaniel E. David, Ph.D.	29,099
Keith R. Leonard, Jr.	165,992
Gilmore O’Neill, M.B.	18,842
Margo R. Roberts, Ph.D.	21,066
Michael P. Samar	11,205
Camille D. Samuels	20,067

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 23, 2024 and position/office held with the Company.

Name	Age	Position(s)
Executive Officers
Anirvan Ghosh, Ph.D.	60	Chief Executive Officer and Director
Lynne Sullivan	58	Chief Financial Officer and Head of Corporate Development
Alexander Nguyen, J.D.	47	Chief Legal Officer and Head of Operations

Executive Officers

Dr. Ghosh’s biographical information is included above under “Proposal No. 1 Election of Directors.”

Lynne Sullivan has served as our Chief Financial Officer since July 2020 and Head of Corporate Development since January 29, 2021. Previously, Ms. Sullivan was Chief Financial Officer at Compass Therapeutics, LLC from December 2018 to August 2019. Prior to that, Ms. Sullivan most recently served as Senior Vice President of Finance for Biogen Inc. (NASDAQ: BIIB) from September 2016 to December 2018. Prior to joining Biogen, Ms. Sullivan served as Senior Vice President, Tax and Corporate Finance for Biogen from June 2015 to December 2018 and served as Vice President, Tax for Biogen from April 2008 to June 2015. From January 2000 through April 2008, Ms. Sullivan served as Vice President Tax for EMD Serono and the Vice President of Tax for North America at Merck KgaA. Ms. Sullivan also currently serves as a member of the boards of directors and as chair of the audit committees of a number of public biopharmaceutical companies, including Solid Biosciences Inc. (NASDAQ: SLDB) and BiomX Inc. (NYSE: PHGE). Ms. Sullivan also currently serves as a member of the board of Inozyme Pharma, Inc. (NASDAQ: INZY). Ms. Sullivan holds an M.S. in taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Account for over 20 years.

Alexander Nguyen, J.D. served as our General Counsel and Corporate Secretary from March 2021 to March 2024, and since March 2024 has served as our Chief Legal Officer and Head of Operations. Most recently, Mr. Nguyen served in a number of leadership roles at Roivant Sciences and its affiliates from May 2016 through November 2019, including as General Counsel at Alyvant, Inc., Head of Legal at Axovant Sciences, Inc. (NASDAQ: SIOX), and Head of Compliance at Roivant Sciences, Inc. (NASDAQ: ROIV). Between 2015 and 2016, Mr. Nguyen served as a litigation partner at Edelson PC. From 2007 through 2015, Mr. Nguyen served as Deputy Section Chief and Federal Prosecutor at the U.S. Attorney’s offices in Alexandria and Philadelphia, respectively. Between 2010 and 2011, Mr. Nguyen additionally served as Assistant White House Counsel. Mr. Nguyen obtained a B.A. from Harvard University and a J.D. from Yale Law School.

EXECUTIVE COMPENSATION

The following discusses our executive compensation program for our 2023 named executive officers (“NEOs”). As a “smaller reporting company” as defined in Item 10(f), we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing, and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2023 and their positions with the Company were as follows:

•
Anirvan Ghosh, Ph.D., Chief Executive Officer;
•
Lynne Sullivan, Chief Financial Officer and Head of Corporate Development;
•
Alexander Nguyen, Chief Legal Officer and Head of Operations; and
•
Jamie Dananberg, M.D., former Chief Medical Officer

Dr. Dananberg's employment with the Company terminated on April 30, 2023, and he provided transition services to us as a consultant on clinical and development matters reporting to the CEO through December 31, 2023.

2023 Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anirvan Ghosh, Ph.D.,	2023	609,000	—	—	320,435	318,203	13,200	1,260,838
Chief Executive Officer	2022	580,000	200,000	150,167	802,651	287,100	18,200	2,038,118

Lynne Sullivan,	2023	471,328	—	—	107,953	179,105	13,200	771,586
Chief Financial Officer and Head of Corporate Development	2022	453,200	100,000	53,000	300,365	165,418	12,200	1,084,183

Alexander Nguyen	2023	424,028	—	—	88,396	163,251	2,120	677,795
Chief Legal Officer and Head of Operations

Jamie Dananberg, M.D.,	2023	160,987	—	18,052	132,245	—	458,038	769,322
Former Chief Medical Officer(4)	2022	464,386	100,000	48,583	260,221	464,386	12,200	1,349,776

(1)
Amounts reflect the full grant date fair value of stock and option awards granted during 2023 and the incremental fair value of stock options repriced during 2023, in each case, computed in accordance with ASC Topic 718. See Note 14 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these amounts. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards.
(2)
Amounts represent the annual performance-based cash incentive earned by our NEOs based on the achievement of certain corporate performance objectives and individual performance during 2023. These amounts were paid to the NEOs in early 2024. Please see the descriptions of the annual performance incentive payments paid to our NEOs under “2023 Incentive Compensation” below.
(3)
Amount reported for Dr. Ghosh includes $6,000 for a housing allowance. Amounts reported for Dr. Dananberg include $362,221 paid as cash severance, $69,567 in accrued PTO, and $13,050 in consulting fees. All other amounts represent Company matching contributions under our 401(k) plan.

(4)
Dr. Dananberg's employment with the Company terminated on April 30, 2023, but he continued to provide services to us as a consultant on clinical and development matters reporting to the CEO through December 31, 2023.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023. All share numbers, share prices and exercise prices have been adjusted to reflect our October 2022 reverse stock split.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anirvan Ghosh, Ph.D.	3/30/2020(2)	75,000	5,000	59.50	3/29/2030
	3/30/2020(4)							15,000	28,950
	9/13/2020(2)	20,313	4,686	2.77	9/12/2030
	1/29/2021(2)	10,937	4,063	2.77	1/28/2031
	1/29/2021(5)					2,083	4,020
	6/24/2021(6)	18,122	10,878	2.77	6/23/2031
	6/24/2021(3)					2,400	4,632
	2/1/2022(2)	34,632	22,034	2.77	2/8/2032
	2/1/2022(5)					5,901	11,389
	11/18/2022(10)	100,000	100,000	2.38	11/17/2032
	5/11/2023(11)	33,750	101,250	2.77	5/10/2033
Lynne Sullivan	8/1/2020(2)(9)	20,000	4,000	2.77	7/31/2030
	6/24/2021(6)	7,707	4,626	2.77	6/23/2031
	6/24/2021(3)					1,027	1,982
	2/1/2022(2)	12,227	7,773	2.77	2/8/2032
	2/1/2022(5)					2,082	4,108
	11/18/2022(10)	40,000	40,000	2.38	11/17/2032
	5/11/2023(11)	10,000	30,000	2.77	5/10/2033
Alexander Nguyen	3/8/2021(2)	17,187	7,813	66.90	3/8/2031			3,336	9,141
	6/24/2021(6)	1,302	781	2.77	5/1/2028
	6/24/2021(3)					173	334
	2/1/2022(2)	11,205	7,127	2.77	2/8/2032
	2/1/2022(5)					1,909	3,684
	11/18/2022(10)	32,500	32,500	2.38	11/17/2032
	5/11/2023(11)	10,000	30,000	2.77	5/10/2033
Jamie Dananberg, M.D.	1/10/2016(7)							3,336	9,141
	5/2/2018(2)	3,050	—	2.77	5/1/2028
	6/20/2019(8)	10,679	—	2.77	6/19/2029
	3/30/2020(8)	9,233	—	2.77	3/29/2030
	6/24/2021(6)	6,251	—	2.77	6/23/2031
	2/1/2022(2)	11,207	—	2.77	2/8/2032
	11/18/2022(10)	32,500	—	2.38	11/17/2032

(1)
Based on closing price of our common stock on December 29, 2023 ($1.93 per share).
(2)
Vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to continued service on each applicable vesting date.
(3)
Represents RSUs that vest as to one-third on each anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.

(4)
5,000 and 10,000 PSUs will vest upon the attainment of a volume-weighted average per share trading price of the Company’s common stock of at least $180 and $360, respectively, for a trailing 30-day period or (ii) a change in control transaction in which the price per share to the holders of the Company’s common stock is at least $18 and $36, respectively.
(5)
Represents RSUs that vest as to one-third on the first anniversary of the vesting commencement date, and as to 1/8th of the remaining shares subject to the award vesting on each quarterly anniversary thereafter, subject to continued service on each applicable vesting date.
(6)
Vests as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(7)
Restricted stock acquired upon exercise of an option prior to vesting that are subject to repurchase by us for $2.95 per share upon any termination of service. The repurchase rights lapse upon certain private financings or an initial public offering of our common stock at a value in excess of $1 billion, neither of which occurred, or a change in control that resulted in net proceeds to our stockholders of at least $1 billion.
(8)
Vests as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(9)
In the event of a change in control or Ms. Sullivan’s removal as the Company’s Chief Financial Officer by the Company other than for cause, in each case, prior to the first anniversary of her employment commencement date, the option would vest as to 25% of the total number of shares and the remaining shares subject to the option would vest in accordance with the original vesting schedule, subject to her continued service.
(10)
Represents RSUs that vest as to one-half on the first anniversary of the vesting commencement date, and the remaining half of the shares to vest on the two year anniversary of the vesting commencement date.
(11)
Vests as to 1/8th of the shares subject to the option on each quarterly anniversary of the vesting commencement date.

Narrative to 2023 Summary Compensation Table and Outstanding Equity Awards at 2023 Fiscal Year End

Executive Compensation Philosophy & Compensation Mix

We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash incentive opportunity incentivize the achievement of shorter-term goals, our long-term equity awards represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company. We further believe this compensation mix rewards each executive, including the NEOs, for their individual contributions to the Company, both present and future.

At this phase in our growth cycle, a majority of the total direct compensation of our NEOs is directly tied, through the use of equity awards, to the growth in the value of our common stock.

Executive Compensation Process

The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), administers our various equity plans and approves or makes recommendations regarding the compensation of our executive officers, including our NEOs, to the Board. The Compensation Committee reviews the performance of each NEO to determine whether to make any changes to their compensation. The Compensation Committee approves such changes or presents its recommendations to our Board for review and final approval.

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the salary, annual cash incentive award, and equity awards for the executive officers other than himself, including the other NEOs. At the Compensation Committee’s request, our Chief Executive Officer reviews with the Compensation Committee the individual performance of each of the other executive officers, including each of our other NEOs. The Compensation Committee gives considerable weight to our Chief Executive Officer’s evaluations and determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.

The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, our Chief Executive Officer participates in Compensation Committee meetings (other than when his own compensation is being discussed), providing input from our executive team on organizational structure, executive development, and financial analysis.

While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers. Generally, the Compensation Committee reviews our executive compensation relative to our established competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every year. The Compensation Committee uses the competitive market data when evaluating all aspects of executive compensation, examining salary, cash and long-term incentives to have a holistic view of total compensation as well as the overall cost to the company. The Compensation Committee engaged Aon's Human Capital Practice ("Aon", "Radford") to assist with updating our compensation peer group and assessing the competitiveness of our executive compensation program.

2023 Salaries

We use base salary to compensate our NEOs for their experience, skills, knowledge, role, and responsibilities. When establishing the base salaries of our NEOs, our Board of Directors and the Compensation Committee consider a variety of factors, including each NEO’s experience, criticality to the business, level of responsibility, retention risk, competitive market data, internal pay parity, and our ability to find a replacement if the individual left our employment. The base salary of each NEO is initially set upon the NEO’s commencement of employment with us and reviewed annually and adjusted from time to time to reflect performance and realign with market data.

In January 2023, upon recommendation of the Compensation Committee, the Board approved increasing Dr. Dananberg’s annual base salary from $464,386 to $482,961, Ms. Sullivan’s annual base salary from $453,200 to $471,328, and Mr. Nguyen's annual base salary from $424,028 to $445,229. The Board also approved increasing Dr. Ghosh’s annual base salary from $580,000 to $609,000.

2023 Incentive Compensation

We use cash incentive compensation to motivate our NEOs to achieve our annual operational objectives, while making progress towards our longer-term growth and other corporate goals. At the beginning of each year, typically in January, the Board approves a set of technical, operational, and financial goals for the Company for that year which are key drivers in determining the eventual cash incentive compensation for that year. The Compensation Committee recommends annual cash incentive compensation targets for our NEOs to our Board for its consideration and approval. Each NEO’s target cash incentive is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level and, in the case of Ms. Sullivan, Mr. Nguyen, and Dr. Dananberg, individual performance. The 2023 annual cash incentive targets for Dr. Ghosh, Ms. Sullivan, Mr. Nguyen, and Dr. Dananberg were left unchanged from the prior year at 55%, 40%, 40% and 40% of their respective base salaries.

For 2023, our NEOs were eligible to earn annual cash incentives based on the achievement of certain corporate performance objectives approved by the Compensation Committee and the Board, as well as individual performance objectives for Ms. Sullivan and Mr. Nguyen (Dr. Dananberg was no longer an employee as of May 1, 2023). For 2023, the Board set corporate performance goals in the two main and broad strategic areas of: (i) executing on the Company’s programs to include the UBX1325 clinical program in ophthalmology, and (ii) financing the Company through key readouts through financing, strategic transactions, and partnering. Each area included specific performance objectives and a corresponding weighting. For each strategic area, the Board also approved certain “stretch” goals with corresponding weightings, such that the corporate goals could be achieved at up to 150% of target. In the case of Ms. Sullivan and Mr. Nguyen, 75% of the cash incentive was determined by the Company’s performance and 25% was determined by individual performance. The entirety of Dr. Ghosh’s annual cash incentive was determined by the Company’s performance. In January 2024, the Board reviewed and approved the achievement of our 2023 corporate goals at 95%. Based on this level of achievement and adjustments for individual 2023 performance for Ms. Sullivan and Mr. Nguyen, which were determined by the Board following the recommendation of Dr. Ghosh, our NEOs were paid the amounts set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

We use equity awards to motivate and reward our executive officers for long-term corporate performance based on the value of the Company’s common stock and, thereby, align the interests of our executive officers with those of our shareholders. We believe equity provides appropriate long-term incentive and retention of our executive officers.

In May 2023, we granted each of Dr. Ghosh, Ms. Sullivan and Mr. Nguyen an option to purchase 135,000, 40,000 and 40,000 shares of our common stock, respectively. Each option has an exercise price per share of $2.77, the closing trading price of our common stock on the date of grant. The options vest as to 1/8th of the shares on each quarterly anniversary of the date of grant, subject to continued service on each applicable vesting date.

In addition, in May 2023, we reduced the exercise price of each option granted from the 2018 Incentive Award Plan held by our NEOs that was in excess of $2.77 per share to $2.77 per share as part of a broader repricing program for all of our active employees in conjunction with a restructuring. The repricing did not include directors and was intended to prevent or reduce employee attrition by increasing the retentive effect of employee option awards that had been significantly underwater for an extended period of time while preserving cash at the same time.

Other Elements of Compensation
Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We make matching safe-harbor contributions made by participants in the 401(k) plan at 100% of the first 4% of each participant’s contributions. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Perquisites and Other Benefits

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and AD&D insurance.

We did not provide perquisites or other personal benefits to our NEOs that were not otherwise available to our other employees in 2023.

Executive Compensation Arrangements

During 2023, we were party to employment agreements with each of our NEOs, which provide for base salaries, target cash incentives, benefit plan participation, as well as certain additional benefits, as described below.

Anirvan Ghosh, Ph.D.

We entered into an employment agreement with Dr. Ghosh in connection with his appointment as our Chief Executive Officer in March 2020, which sets forth his initial base salary, target bonus and new hire equity awards. In addition, pursuant to the employment agreement, Dr. Ghosh also received a sign-on bonus of $75,000, which was subject to repayment in the event of his termination for cause (as defined in the employment agreement) or resignation for any reason. Dr. Ghosh was also eligible to receive a temporary housing allowance of $3,000 per month for his first year of employment and $2,000 per month for his second year of employment, through March 30, 2022.

Under Dr. Ghosh’s employment agreement, in the event Dr. Ghosh is terminated without cause or resigns for good reason (as defined in the employment agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control, then Dr. Ghosh will be entitled to receive: (i) continued base salary for 12 months following the date of termination; and (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination, in each case, subject to his timely execution and delivery of a release of claims against the Company. In the event Dr. Ghosh is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Dr. Ghosh will be eligible to receive: (i) a lump sum severance payment equal to 1.5 times the sum of his base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 18 months following the date of termination; and (iii) the full accelerated vesting of his outstanding equity awards, in each case, subject to his timely execution and delivery of a release of claims against the Company.

In addition, in the event of a change in control, each of Dr. Ghosh’s equity awards will vest as to 50% of the then-unvested shares underlying the equity award and the remaining shares underlying the equity award will vest in substantially equal monthly installments over the 12 months immediately following the change in control, subject to Dr. Ghosh’s continued service to the Company or its successor through the applicable vesting date and subject to accelerated vesting as described above.

The employment agreement with Dr. Ghosh includes a “best pay” provision, pursuant to which, in the event any payment or benefit Dr. Ghosh would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Dr. Ghosh would receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Dr. Ghosh on an after-tax basis.

Lynne Sullivan

We entered into an employment agreement with Ms. Sullivan in connection with her appointment as our interim Chief Financial Officer in August 2020, which sets forth her initial base salary, target bonus and new hire equity awards. Ms. Sullivan’s employment agreement was amended and restated in September 2020 to provide for the severance payments and benefits described below. On January 29, 2021, the Board appointed Ms. Sullivan as the Head of Corporate Development.

Under Ms. Sullivan’s amended and restated employment agreement, in the event Ms. Sullivan is terminated without cause or resigns for good reason (as defined in the employment agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control, then Ms. Sullivan will be entitled to receive: (i) continued base salary for nine months following the date of termination; and (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination, in each case, subject to her timely execution and delivery of a release of claims against the Company. In the event Ms. Sullivan is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Ms. Sullivan will be eligible to receive: (i) a lump sum severance payment equal to the sum of her base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) the full accelerated vesting of his outstanding equity awards, in each case, subject to her timely execution and delivery of a release of claims against the Company.

The amended and restated employment agreement with Ms. Sullivan includes a “best pay” provision, pursuant to which, in the event any payment or benefit Ms. Sullivan would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Ms. Sullivan would receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Ms. Sullivan on an after-tax basis.

Alexander Nguyen

We entered into an employment agreement with Mr. Nguyen in connection with his appointment as our General Counsel in March 2021, which sets forth his initial base salary, target bonus and new hire equity award. On March 26, 2024, the Board appointed Mr. Nguyen as the Chief Legal Officer and Head of Operations.

Under Mr. Nguyen’s employment agreement, in the event Mr. Nguyen is terminated without cause or resigns for good reason (as defined in the employment agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control, then Mr. Nguyen will be entitled to receive: (i) continued base salary for nine months following the date of termination; and (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination, in each case, subject to his timely execution and delivery of a release of claims against the Company. In the event Mr. Nguyen is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Mr. Nguyen will be eligible to receive: (i) a lump sum severance payment equal to the sum of his base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) the full accelerated vesting of his outstanding equity awards, in each case, subject to his timely execution and delivery of a release of claims against the Company.

The employment agreement with Mr. Nguyen includes a “best pay” provision, pursuant to which, in the event any payment or benefit Mr. Nguyen would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Mr. Nguyen would receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Mr. Nguyen on an after-tax basis.

Jamie Dananberg, M.D.

Pursuant to the employment agreement in effect as of the beginning of 2020 with Dr. Dananberg, in the event of a change in control of the Company, the Dr. Dananberg’s equity awards (including any performance awards to the extent then-unvested based on the change in control price) will vest as to 50% of the then-unvested shares subject thereto, and the remaining unvested shares will convert to a time-based equity award which will vest in substantially equal installments on each of the first twelve monthly anniversaries of the change in control, subject to Dr. Dananberg’s continued service through the applicable vesting date. In addition, in the event of a termination without “cause” or resignation for “good reason” (each, as defined in the employment agreements), in either case, that occurs within the period beginning three months prior to and ending 18 months following a change in control, subject to his execution and delivery of a release of claims against the Company, Dr. Dananberg would be eligible to receive: (i) an amount equal to 0.75 times the sum of the executive’s annual base salary and target incentive payment, payable in a lump sum; (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination; and (iii) full acceleration of his equity awards.

In April 2023, the Company entered into a separation agreement with Dr. Dananberg in connection with his involuntary termination of employment as of April 30, 2023. Pursuant to the separation agreement, in exchange for a general release of claims, we paid Dr. Dananberg (i) $362,221 in a lump sum, which constituted nine months of his base salary; and (ii) $69,567 in accrued paid time off.

Also in April 2023, we entered into a consulting agreement with Dr. Dananberg that provided for his service to the Company as a consultant on clinical and development matters reporting to the CEO through December 31, 2023, in exchange for continued vesting of his equity awards and an hourly rate of $500 above a monthly eight-hour threshold, with services exceeding 18 hours per month requiring CEO approval and subject to an aggregate cap of $40,000.

Pay Versus Performance

Pay Versus Performance Table

The following table sets forth information concerning the compensation provided to our NEOs and certain measures of Company performance in the years ended December 31, 2023 and 2022, for services to our Company in all capacities. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 investment Based on Total Shareholder Return (“TSR”) ($)(2)	Net Income (Loss) ($ in thousands)
2023	$1,260,838	$1,094,078	$739,568	$612,253	$13.22	$(39,860)
2022	$2,038,118	$609,007	$1,216,980	$759,289	$18.77	$(44,469)

(1)
Amounts represent compensation actually paid (“CAP”) to our CEO, Anirvan Ghosh, Ph.D., who was our Principal Executive Officer or “PEO” for each of the two years shown, and the average CAP to our remaining NEOs or “Non-PEO NEOs” for the relevant fiscal year, as determined under SEC rules, which includes Lynne Sullivan, Alexander Nguyen and Jamie Dananberg, M.D. for 2023, and Lynne Sullivan and Jamie Dananberg, M.D. for 2022.
(2)
Total Shareholder Return assumes $100 was invested on December 31, 2021.

Amounts represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:

Fiscal Year ("FY")	2023		2022
	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)
Deduction for ASC 718 Fair Value as of Grant Date Reported under the Option Awards Columns in the Summary Compensation Table	$(320,435)	$(115,549)	$(952,818)	$(331,085)
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Remain Unvested as of FY End (“FYE”)	$140,838	$27,820	$616,373	$218,744
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Vested during the FY as of Vesting Date	$54,470	$10,759	—	—
Increase/deduction based on ASC 718 Fair Value of Outstanding Unvested Prior FY Awards as of FYE Compared to Valuation as of Prior FYE	$(121,905)	$(23,956)	$(802,134)	$(257,888)
Increase/deduction based on ASC 718 Fair Value of Prior FY Awards that Vested during the FY as of Vesting Date Compared to Valuation as of Prior FYE	$80,272	$27,429	$(290,532)	$(87,462)
Increase/deduction based on ASC 718 Fair Value of Outstanding Prior FY Awards Forfeited as of FYE	—	$(53,818)	—	—
Total Adjustments	$(166,760)	$(127,315)	$(1,429,111)	$(457,691)

(2) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on our common stock in 2022 or 2023.

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2022 and 2023.

Figure 1: Analysis demonstrating the relationship of CAP during the past two years to the Company's TSR.

(37,000)
(38,000)
(39,000)
(40,000)
(41,000)
(42,000)
(43,000)
(44,000)
(45,000)
Net Income (Loss)
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
CAP
12/31/2022
12/31/2023
Year Ended
PEO CAP
Non-PEO NEO CAP
Net Loss

Figure 2: Analysis demonstrating the relationship of CAP during the past two years to the Company's net income (loss) for the financial year as presented in the audited Statement of Operations and Comprehensive Loss included in our Annual Report on Form 10-K.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(3)(4)(5)	1,786,404	$10.31	699,888	(6)
Equity Compensation Plans Not Approved by Stockholders(7)	168,166	$56.96	373,834	(8)
Total	1,954,570	$14.23	1,073,722

(1)
Amounts include (i) 1,760,179 shares subject to outstanding options and 26,225 outstanding RSUs granted under the 2018 Incentive Award Plan (the “2018 Plan”) and the 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 138,166 shares subject to outstanding options, 15,000 outstanding RSUs, and 15,000 outstanding PSUs granted under the 2020 Employment Inducement Incentive Plan (the “2020 Plan”), and (iii) no shares subject to options granted outside of the 2020 Plan, the 2018 Plan, and the 2013 Plan.
(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no price.
(3)
Includes the 2018 Plan, the 2013 Plan, and the 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(4)
The 2018 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2018 Plan shall be increased on the first day of each year beginning in 2019 and ending in 2028, equal to the lesser of (i) five percent (5.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 600,000 shares of stock may be issued upon the exercise of incentive stock options.
(5)
The 2018 ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2018 ESPP shall be increased on the first day of each year beginning in 2019 and ending in 2028, equal to the lesser of (i) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 80,000 shares of our common stock may be issued thereunder.
(6)
Includes 286,886 shares that were available for future issuance as of December 31, 2023 under the 2018 ESPP (all of which were subject to purchase under the offering period in effect as of December 31, 2023, which offering period will end on May 15, 2033).
(7)
Consists of (i) 138,166 shares subject to options granted, 15,000 outstanding RSUs, and 15,000 outstanding PSUs granted under the 2020 Plan and (ii) no shares subject to options granted outside of the 2020 Plan, 2018 Plan and the 2013 Plan.
(8)
Consists of shares remaining available for issuance under the 2020 Plan.
Material Features of the 2020 Plan

In March 2020, our board of directors adopted our 2020 Plan. Awards granted under the 2020 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2020 Plan is intended to be exempt from the Nasdaq Listing Rules regarding stockholder approval of stock option and stock purchase plans. As amended, a total of 560,000 shares of our common stock are authorized for issuance under the 2020 Plan. The number of shares authorized for issuance has been adjusted to reflect the reverse stock split that occurred in October 2022 and the Board of Directors approval of an increase in the number of shares reserved for issuance by 300,000 on February 13, 2023. The 2020 Plan provides for the grant of non‑qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance bonus awards, performance stock units, dividend equivalents or other stock‑based and cash‑based awards. These awards may be granted to individuals who are new employees or are commencing employment with us or one of our subsidiaries following a bona fide period of non‑employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries.

The 2020 Plan is administered by the Board or the Compensation Committee. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the 2020 Plan, the awards will vest in full. The Board may amend, suspend or terminate the 2020 Plan at any time, provided that no amendment requiring stockholder approval to comply with applicable law will be effective unless approved by the Board and no amendment may materially and adversely affect any outstanding award without the consent of the holder.

INFORMATION ABOUT STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our common stock as of April 23, 2024 for:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each named executive officer as set forth in the summary compensation table above;
•
each of our directors; and
•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 23, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 16,786,647 shares of our common stock issued and outstanding on April 23, 2024. This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Entities Associated with Alyeska Investment Group, L.P.(1)	1,041,331	635,362	1,676,693	9.9%
Named Executive Officers and Directors:
Anirvan Ghosh, Ph.D.(2)	56,618	399,836	456,454	2.7%
Keith R. Leonard Jr.(3)	21,541	146,409	167,950	1.0%
Nathaniel E. David, Ph.D.(4)	58,939	8,691	67,630	*
Lynne Sullivan(5)	27,222	127,969	155,191	*
Alexander Nguyen(6)	4,966	105,223	110,189	*
Jamie Dananberg, M.D.(7)	53,701	—	53,701	*
Paul L. Berns(8)	326	18,474	18,800	*
Michael P. Samar(9)	—	3,538	3,538	*
Gilmore O’Neill, M.B.(10)	—	12,842	12,842	*
Margo R. Roberts, Ph.D.(11)	—	15,066	15,066	*
Camille D. Samuels(12)	1,016	14,067	14,067	*
All directors and executive officers as a group (10 persons)(13)	170,628	852,115	1,021,727	5.8%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
As reported on a Schedule 13G/A filed with the SEC on February 14, 2024. Alyeska Investment Group, L.P., Alyeska Fund GP, LLC and Anand Parekh (collectively, “Alyeska”) are the beneficial owners of 1,676,693 shares of common stock, which includes (i) 1,041,331 shares of common stock, and (ii) warrants to purchase 1,286,000 shares of our common stock, which warrants are subject to a beneficial ownership limitation that precludes Alyeska from exercising any portion of them to the extent that, following the exercise, the Alyeska’s beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares. The address of Alyeska is 77 West Wacker Drive, 7th Floor, Chicago, Illinois 60601.
(2)
Consists of (i) 56,618 shares of common stock, and (ii) 398,656 shares of common stock that may be acquired pursuant to the exercise of stock options and (iii) 1,180 shares of common stock subject to RSUs that vest within 60 days of April 23, 2024.

(3)
Consists of (i) 6,287 shares of common stock, (ii) 15,254 shares of common stock held by Keith Richard Leonard Jr. 2017 Retained Annuity Trust, and (iii) 146,409 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(4)
Consists of (i) 58,939 shares of common stock, and (ii) 8,691 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(5)
Consists of (i) 27,222 shares of common stock, and (ii) 127,552 shares of common stock that may be acquired pursuant to the exercise of stock options and (iii) 417 shares of common stock subject to RSUs that vest within 60 days of April 23, 2024.
(6)
Consists of (i) 4,966 shares of common stock, and (ii) 104,841 shares of common stock that may be acquired pursuant to the exercise of stock options and (iii) 382 shares of common stock subject to RSUs that vest within 60 days of April 23, 2024.
(7)
Consists of (i) 53,701 shares of common stock as of April 23, 2024.
(8)
Consists of (i) 326 shares of common stock, and (ii) 18,4974 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(9)
Consists of 3,538 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(10)
Consists of 12,842 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(11)
Consists of 15,066 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(12)
Consists of (i) 1,016 shares of common stock, and (ii) 14,067 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 23, 2024.
(13)
Consists of the shares described in notes 3 through 12 above except for Dr. Dananberg whose employment with the Company terminated on April 30, 2023.

ADDITIONAL INFORMATION
Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Unity stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080 or (3) request from the Company by calling (650) 416-1192. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card, or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Unity stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.

By Order of the Board of Directors /s/ Anirvan Ghosh
April 26, 2024	Anirvan Ghosh, Ph.D. Chief Executive Officer and Director

UNITY BIOTECHNOLOGY

UNITY BIOTECHNOLOGY, INC.
ATTN: ALEXANDER H. NGUYEN
285 EAST GRAND AVE.
SOUTH SAN FRANCISCO, CA 94080

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Annual Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/UBX2024**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50366-P07973 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UNITY BIOTECHNOLOGY, INC.

The Board of Directors recommends you vote FOR each of the following nominees for director:

	For All	Withhold All	For All Except
1. Election of two Class III Directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith R. Leonard Jr.
02) Margo R. Roberts, Ph.D.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Approve, on an advisory (non-binding) basis, the frequency of future advisory say-on-pay votes.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

|

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V50367-P07973

UNITY BIOTECHNOLOGY, INC.
2024 Annual Meeting of Stockholders
June 21, 2024 9:00 AM
This proxy is solicited by the Board of Directors

Continued and to be signed on reverse side

The stockholder(s) hereby appoint(s) Anirvan Ghosh and Alexander H. Nguyen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UNITY BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 21, 2024, virtually via a live webcast at www.virtualshareholdermeeting.com/UBX2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

|